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                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70953) pertaining to The Banc Corporation 401(k) Plan of our report dated June 28, 2000, with respect to the financial statements and schedule of the The Banc Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

Ernst and Young, LLP
Birmingham, Alabama
June 28, 2000